UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2011

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On June 28, 2011, the Company closed a Securities Purchase Agreement with Ascendiant Capital Partners (“Ascendiant”), LLC dated June 17, 2011, pursuant to which Ascendiant agreed to purchase up to $3,000,000 worth of shares of the Company’s common stock from time to time over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by the Company and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Securities Purchase Agreement, Ascendiant will not be obligated to purchase shares of the Company’s common stock unless and until certain conditions are met, including but not limited to the SEC declaring effective a Registration Statement (the “Registration Statement”) on Form S-1 and the Company maintaining an Effective Registration Statement which registers Ascendiant’s resale of any shares purchased by it under the equity drawdown facility. The customary terms and conditions associated with Ascendiant’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on June 17, 2011.

Once the registration is declared effective, the Company has the right to sell and issue to Ascendiant, and Ascendiant will be obligated to purchase from the Company, up to $3,000,000 worth of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”). The Company will be entitled to sell such shares from time to time during the Commitment Period by delivering a draw down notice to Ascendiant. In such draw down notices, the Company will be required to specify the dollar amount of shares that it intends to sell to Ascendiant, which will be spread over a five-trading-day pricing period. For each draw, the Company will be required to deliver the shares sold to Ascendiant by the second trading day following the pricing period.  Ascendiant is entitled to liquidated damages in connection with certain delays in the delivery of its shares.

The Securities Purchase Agreement also provides for the following terms and conditions:

•

Purchase Price - 90% of the Company’s volume-weighted average price (“VWAP”) on each trading day during the five-trading-day pricing period, unless the lowest VWAP or closing bid price (“Market Price”) on the trading day before settlement is lower, in which case the Purchase Price shall be the Market Price less $.01.

•

Threshold Price – The Company may specify a price below which it will not sell shares during the applicable five-trading-day pricing period. If the VWAP falls below the threshold price on any day(s) during the pricing period, such day(s) will be removed from the pricing period (and Ascendiant’s investment amount will be reduced by 1/5 for each such day).

•

Maximum Draw - 20% of the Company’s total trading volume for the 10-trading-day period immediately preceding the applicable draw down, times the average VWAP during such period (but in no event more than $100,000).

•	Minimum Draw - None.

•	Minimum Time Between Draw Down Pricing Periods - Three trading days.

•	Minimum Use of Facility – The Company is not obligated to sell any shares of its common stock to Ascendiant during the Commitment Period.

•

Commitment Fees - 5% ($150,000), payable in shares of Company common stock based on the following schedule: $75,000 worth of restricted shares to be delivered at initial closing, $25,000 worth of shares if and when the S-1 is declared effective, and $25,000 worth of shares at 30 and 60 days).

•	Other Fees and Expenses – $7,500 payable in cash or shares of common stock.

•

Indemnification - Ascendiant is entitled to customary indemnification from the Company for any losses or liabilities it suffers as a result of any breach by the Company of any provisions of the Securities Purchase Agreement, or as a result of any lawsuit brought by any stockholder of the Company (except stockholders who are officers, directors or principal stockholders of the Company).

•

Conditions to Ascendiant’s Obligation to Purchase Shares - Trading in the Company’s common stock must not be suspended by the SEC or other applicable trading market; the Company must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ascendiant must be paid in full; the Registration Statement must be effective with respect to Ascendiant’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of the Company’s common stock; and the issuance must not cause Ascendiant to own more than 9.99% of the then outstanding shares of the Company’s common stock.

•

Termination - The Securities Purchase Agreement will terminate if the Company’s common stock is not listed on one of several specified trading markets (which include the NYSE AMEX, OTC Bulletin Board and Pink Sheets, among others); if the Company files for protection from its creditors; or if the Registration Statement was not declared effective by the SEC by the date nine months following the date of the Securities Purchase Agreement. . The Company may terminate the Securities Purchase Agreement with five days’ notice.

The Securities Purchase Agreement also contains certain representations and warranties of the Company and Ascendiant, including customary investment-related representations provided by Ascendiant, as well as acknowledgements by Ascendiant that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. The Company’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC. The Company also delivered confidential disclosure schedules qualifying certain of its representations and warranties in connection with executing and delivering the Securities Purchase Agreement.

The shares to be issued by the Company to Ascendiant under the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Securities Act provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

The Company expects to issue up to 4,285,714 shares of common stock to be sold to Ascendiant under a Securities Purchase Agreement dated June 17, 2011.

The above description is intended as summaries of the Security Purchase and Registration Rights Agreements, which were attached as exhibits to Form S-1 that was filed with the SEC on June 28, 2011 and are hereby incorporated by reference.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On January 24, 2011, the Company announced that it signed a letter of intent to Eagle Technologies USA (“Eagle”) (www.eagletechnologiesusa.com) of Brea, California.

On June 27, 2011, the Company announced that it signed a new letter of intent to Eagle.

Eagle, founded by card industry leaders Greg and Ryan Hawkins and Jeff Fulmer in 2008, has rapidly emerged as the premier provider of blank PVC and polyester composite cards to the identification market.  Eagle will provide an immediate additional $1 million in annual revenue to Visualant and is projected to grow to $3 to $4 million in revenues over the next two years as Eagle increases the range and technical sophistication of its product line.

With this acquisition, Visualant will continue with its strategic initiative to consolidate relevant security and authentication assets.  At the same time, Visualant will provide Eagle and its management the human and capital resources necessary to rapidly accelerate its growth.  Upon the closing of this acquisition, the Eagle team will continue to manage Eagle with full profit and loss responsibility.

Under the terms of the Letter of Intent, Eagle will be acquired for $1 million, consisting of 1.2 million shares of restricted VSUL common stock valued at $.4167 per share, the price during the period of the negotiations, and a promissory note in the amount of $500,000 payable as follows:

1)

$150,000 will be paid in cash to Seller on the earlier of the one-year anniversary of the closing date of the Acquisition or upon the closing of more than Two Million Five Hundred Thousand in financing.

2)

$150,000 will be paid in cash to Seller on the earlier of the two-year anniversary of the closing date of the Acquisition or upon the closing of more than Five Million in aggregate financing since closing.

3)	$200,000 on the earlier of the third anniversary of closing date of the Acquisition or upon the closing of more than Seven Million Five Hundred Thousand in aggregate financing since closing.

The promissory note is collateralized by the stock and assets of Eagle until paid in full. In addition, consideration will be provided post closing to the ownership and senior management in Eagle in form of the creation of a bonus pool.  The bonus pool will be comprised of one million shares of VSUL common stock which shall be escrowed at closing and released to Eagle ownership and management if they generate $4 million in cash flow positive gross revenues within two years of closing of this transaction. The shares shall be distributed at the sole discretion of the ownership and senior management of Eagle.

The letter of intent is subject to (i) approval of the acquisition by the Board of Visualant and Eagle; (ii) completion of due diligence; and (iii) agreement to customary terms and conditions; and resolution of outstanding litigation. The acquisition is expected to close by August 30, 2011.

The above description of the Letter of Intent is only intended as summarize the Letter of Intent. The full Letter of Intent is attached as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Letter of Intent dated June 27, 2011 by and between Visualant, Inc. and Eagle Technologies USA.

10.2	Securities Purchase Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. (1)

10.3	Registration Rights Agreement dated June 17, 2011 by and between Visualant, Inc. and Ascendiant Capital Partners, LLC. (1)

(1)     Filed as an Exhibit to Form S-1 filed with the SEC on June 28, 2011 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

July 1, 2011

Exhibit Index

Exhibit No.	Description

10.1	Letter of Intent dated June 27, 2011 by and between Visualant, Inc. and Eagle Technologies USA.